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                                                                    EXHIBIT-23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of General Growth Properties, Inc. on Forms S-3 (File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37383, 333-41603, 333-58045, 333-68505, 333-76379,
333-76757, 333-82134, 333-82569, 333-84419, 333-88813, 333-88819 and 333-91621)
and the Registration Statements on Forms S-8 (File Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461 and 333-79737) of our report dated January 30,
2002, on our audit of the Statement of Revenues and Certain Expenses of JP Realty, Inc. for the year ended December 31, 2001, and which is also included in this Form 8-K/A dated July 10, 2002.


/s/ PricewaterhouseCoopers LLP



Salt Lake City, Utah
September 20, 2002



                                       S-2